Exhibit 10.1(b)

COMMERCIAL PAPER
ISSUING AND PAYING AGENT AGREEMENT
(Book-Entry and Obligations
Using DTC Facilities
and Physical Notes)

THIS AGREEMENT (“Agreement”) dated as of September 22, 2014 (“Effective Date”) is entered into by and between Ecolab Inc. (the “Issuer”) with offices at 370 Wabasha Street North, St. Paul, Minnesota 55102 and Deutsche Bank Trust Company Americas (the “Bank”) with offices at 60 Wall St, 16th Floor, New York, NY 10005.

WHEREAS: The Issuer had entered into the Issuing and Paying Agent Agreement with JPMorgan Chase Bank, National Association (as successor to Banc One, National Association), dated July 10, 2000 (the “Prior IPA Agreement”);

WHEREAS: The Issuer has advised that the Prior IPA Agreement will be terminated effective September 22, 2014;

WHEREAS: The Bank has agreed to act as successor Paying Agent for any Notes issued pursuant to the Prior IPA Agreement, issued prior to the Effective Date hereof; and

WHEREAS: The Bank has agreed to act as Paying Agent in respect of Notes issued on and after the Effective Date.

Section 1.                                          Appointment

The Issuer requests and authorizes the Bank to act as agent for the Issuer in connection with the issuance and payment of unsecured (a) book-entry obligations (each an “Obligation” and collectively the “Obligations”) as evidenced by Master Note Certificate(s) together with the Annex thereto, in the form appended hereto in Exhibit A (the “Note Certificate(s)”) and (b) bearer short term promissory notes of the Issuer (each of both (a) and (b), a “Note” and collectively the “Notes”).  Unless specifically provided otherwise in the Instructions (as hereinafter defined), all Notes issued pursuant to this Agreement will be book-entry obligations evidenced by the Note Certificate.  In addition, the Bank shall act as agent pursuant to the terms hereof for the Issuer in connection with any Notes issued pursuant to the Prior IPA Agreement and outstanding as of the Effective Date.  The Bank agrees to act as such agent for the Issuer subject to the provisions of this Agreement commencing on the Effective Date shown above.

Insofar as the context requires, all references herein to an Issuer’s “Obligation” shall be deemed to include the Issuer’s Note, and all references herein to an Issuer’s “Obligations” or “Book-entry Obligations” shall be deemed to include the Issuer’s Notes.

Section 2.                                          Certificate Agreement

The Issuer acknowledges that the Bank has previously entered into a certificate agreement (the “Certificate Agreement”) which copy is appended hereto as Exhibit E, with the Depository Trust Company (“DTC”) and the Issuer also acknowledges that the continuation in effect of the Certificate Agreement is a necessary prerequisite to the Bank’s providing services related to issuance of the Obligations.  The Issuer understands and agrees that the Certificate Agreement shall supplement the provisions of this Agreement and that the Issuer is bound by the provisions of the Certificate Agreement.

Section 3.                                          Letter of Representations; Resolutions; Authorized Officers

The Issuer will, prior to the Effective Date, deliver to the Bank an executed Letter of Representations (the “Representations”), a copy of which is appended hereto as Exhibit F.  Further, the Issuer understands and agrees that such Representations when executed by the Issuer, the Bank and DTC shall supplement the provisions of this Agreement and that the Issuer, the Bank, and DTC shall be bound by the provisions of the Representations.  The Bank and the Issuer agree to comply with the relevant portions of DTC’s Issuing and Paying Agent Manual, and the DTC Same Day Settlement System Rules (collectively the “DTC Rules”).

The Issuer has delivered to the Bank (a) a certified copy of the resolutions adopted by the Board of Directors of the Issuer concerning the issuance of Obligations by the Issuer (the “Resolutions”), which copy is appended hereto as Exhibit B, and (b) a certified original of the Issuer’s certificate of incumbency (the “Certificate of Incumbency”), containing the name, title, and true signature of those officers of the Issuer authorized by the Resolutions to take action with respect to the Obligations (the “Authorized Officers”), which certificate is appended hereto as Exhibit C.  The Issuer agrees to provide the Bank with revised certified Resolutions and/or Certificates of Incumbency when and as required by changes in authorization of personnel.

Section 4.                                          Authorized Persons

The Issuer authorizes the Bank to accept and to execute Instructions, as defined in and given pursuant to Section 6 hereof by any one of the employees and/or Agents (defined as sales agents or dealers authorized by a separate agreement between the Issuer and its sales agents or dealers) of the Issuer who are designated in a writing that is signed by the requisite number of Authorized Officers.  Such designated employees or Agents shall be hereinafter collectively referred to as “Authorized Persons”. The initial written designation of Authorized Person(s) is appended hereto as Exhibit D.  The Issuer agrees to provide the Bank with revised written designations in the form of Exhibit D when and as required by changes in authorization or personnel.

Section 5.                                          Note Certificates

(A)                               Book entry Obligations:

The Issuer will, on or before the Effective Date, deliver to the Bank a Master Note Certificate, registered in the name of Cede & Co., a nominee of DTC.  On or before the Effective Date, the Issuer will also deliver to the Bank a listing by CUSIP of the Notes issued pursuant to the Prior IPA Agreement maturing on or after the Effective Date, which will be attached as Schedule I hereto.

(B)                              Physical Notes and Signature Stamps:

For use as described in Section 7 hereof, the Issuer will, prior to the Effective Date, (a) deliver to the Bank a supply of the Issuer’s sequentially numbered, blank Notes bearing the manual or facsimile signatures of the requisite number of Authorized Officers and having spaces to show the face or principal amount, payee, date of issue, maturity date and amount of interest (if an interest bearing Note), and/or (b) authorize the Bank to use the Bank’s universal note stock, which has spaces to show the face or principal amount, payee, date of issue, maturity date, amount of interest (if an interest bearing Note) and signature(s) of the Authorized Officers.  If the Issuer elects (b), or if the Notes described in (a) do not bear such signature(s) when delivered to the Bank, then the Issuer will deliver to the Bank for each signature required to be placed on the Notes two (2) stamps bearing the facsimile signature of an Authorized Officer.

(C)                              Book Entry Obligations, Physical Notes and Signature Stamps:

Any Obligation (as evidenced by the Note Certificate or Note bearing the manual or facsimile signature of an Authorized Officer) shall, upon the Bank’s issuance of such Obligation on behalf of the Issuer, bind the Issuer notwithstanding that such Authorized Officer shall have died or shall have otherwise ceased to hold office on the date such Obligation is issued by the Bank.  Furthermore, the Issuer agrees that the Bank shall have no duty or responsibility to determine the genuineness of the facsimile and/or manual signatures appearing on the Note Certificate(s), Notes or stamps.

Section 6.                                          Instructions

The term “Instructions” shall mean a communication, purporting to be from an Authorized Officer or Authorized Person, via (a) a written notice including those transmitted through facsimile transmittal equipment; (b) a telephone call (with confirmation to follow in writing pursuant to this Section 6); (c) a transmission through the instruction communication service DTC’s Pre-Issuance Messaging Service (PIM); or (d) a transmission through the instruction communication service known as “Money Market Agent” or “MMA”, in each case received by the Bank or DTC prior to 2:00 p.m. New York time on the day on which the Instructions are to be operative, which shall be a day the Bank is open for business.

If the Bank, at its option, acts upon Instructions transmitted after 2:00 p.m. New York time on the day on which the Instructions are to be operative, the Issuer understands and agrees that (a) such Instructions shall be acted upon, on a best efforts basis, by the Bank pursuant to the custom and practice of the money market instruments market, and (b) the Bank makes no representations or warranties that the issuance and delivery of any Note or Obligation pursuant to Section 7 hereof shall be completed prior to the close of business on the issue date specified in such Instructions.

Any Instructions given by telephone shall be confirmed to the Bank in a writing purporting to be from an Authorized Officer or Authorized Person prior to 2:00 p.m. New York time on the day on which such Instructions are to be operative.  In the absence of the Bank’s timely receipt of such written confirmation or in the event the Bank acts upon Instructions received after 2:00 p.m. New York time on the day on which the Instructions are to be operative, the Issuer understands and agrees that the Instructions given by telephone or received after the aforementioned 2:00 p.m. New York time, as understood by the Bank, shall be the true and controlling Instructions for all purposes of this Agreement.

Notwithstanding anything to the contrary in this Agreement, the Issuer acknowledges and agrees that the Bank may act upon the Instructions without any duty to make any inquiry regarding the genuineness of such Instructions.

Section 7.                                          Issuance

(A)                               Book Entry Obligations

The Bank’s sole duties in connection with the issuance of the Obligations when the Issuer delivers the Note Certificate(s) to the Bank in the form described in Section 5(A) herein, shall be as follows:

(i)                                    to hold Note Certificates in safekeeping;

(ii)                                 to assign to each Instruction received from the Issuer a CUSIP number as specified in and in accordance with the CUSIP number assignment received by the Bank from the Issuer;

(iii)                              to cause to deliver an Obligation on behalf of the Issuer upon receipt of Instructions from the Issuer, or their designated agent(s), as to the face or principal amount, net dollar amount, date of issue, maturity date, interest rate (if any), and amount of interest due at maturity (if an interest bearing Obligation), by way of data entry or data transfer to the DTC Same Day Funds Settlement System (“SDFS”), and to receive from SDFS a confirmation receipt that such delivery was effected; and

(iv)                             to wire the net proceeds of all deliveries of the Obligations pursuant to instructions provided by the Issuer under advice to the Issuer at the address specified in Section 16 hereof.

(B)                               Physical Notes:

The Bank’s sole duties in connection with the issuance of the Notes when the Issuer delivers a supply of the Issuer’s blank Notes to the Bank or uses the Bank’s universal note stock pursuant to Section 5(B) hereof shall be as follows:

(i)                                    to hold the blank Notes in safekeeping, pending receipt of the Issuer’s Instructions;

(ii)                                 to complete each Note pursuant to the Instructions as to the face or principal amount, net dollar amount, payee (which shall be “BEARER” unless otherwise specified in the Instructions), date of issue, maturity date, interest rate (if any) and amount of interest due at maturity (if an interest bearing Note);

(iii)                        to cause a duly authorized officer or duly authorized employee of the Bank to countersign each Note for purposes of authentication of the Note only;

(iv)                       to deliver the Notes in accordance with the Instructions (i) by hand, against receipt for payment, (ii) by United States Post Office registered mail, addressed as provided in the Instructions or (iii) as otherwise provided in the Instructions; and

(v)                          to wire the net proceeds of all deliveries of Notes pursuant to instructions provided by the Issuer under advice to the Issuer at the address specified in Section 16 hereof.

The Bank’s additional duties in connection with the issuance of the Notes when the Issuer delivers facsimile signature stamps to the Bank pursuant to Section 5(B) hereof shall be as follows:

(i)                                    to hold the facsimile signature stamps delivered pursuant to Section 5(B) hereof in safekeeping pending receipt of the Instructions; and

(ii)                                 to apply the facsimile signature stamp(s) to the Notes pursuant to the Instructions.

(C)                               Book Entry Obligations and Physical Notes:

The Issuer acknowledges that pursuant to the custom and practice of the money market instruments market, the delivery or mailing of an Obligation against payment of the net amount of the Obligation (i.e., the principal amount of the Obligation less the discount specified in the Instructions or the principal amount of an interest bearing Obligation) and the actual receipt of payment therefor are not simultaneous transactions.

Therefore, whenever the Instructions direct the Bank to deliver any Obligation against payment, the Bank is authorized to and will deliver such Obligation to the party specified in the Instructions and hold as receipt a confirmation copy generated by SDFS (in the case of Book Entry transactions), or (a) the receipt of the party specified in the Instructions or (b) the United States Post Office’s registered mail (both (a) and (b) in the case of physical Notes) in lieu of immediate payment by the purchaser of the Obligation (the “Purchaser”).  The Issuer also acknowledges that pursuant to the custom and practice of the money market instruments market, the Purchaser is obligated to settle in immediately available funds at or before the close of business on the issue date specified on the Obligation.  The Issuer understands and agrees that whenever the Bank delivers an Obligation against receipt of funds as set forth above, the Issuer and not the Bank shall bear the risk of the Purchaser’s failure to remit the net amount of the Obligation purchased, and of the loss or theft of Notes after such Notes are placed in the United States mail.

The Bank shall have no duty or responsibility to make any transfer of the proceeds of the sale of the Issuer’s Obligations, or to advance any monies or effect any credit with respect to such proceeds or transfers unless and until (i) the Bank has actually received the proceeds of the sale of the Obligations, and (ii) such receipt of the proceeds is not subject to reversal or cancellation.  If the Bank, at its sole option, effects any such transfer that results in an overdraft in any account of the Issuer, the amount of such overdraft shall be considered as a loan to the Issuer, and the Issuer agrees to pay the Bank on demand the amount of such loan together with interest thereon at the rate of the Federal Funds Daily Rate plus 100 basis points.

Section 8.                                          Payment

Bank’s sole duties in connection with payment of the Obligations shall be, upon presentment at maturity of an issued Obligation, to pay the principal amount of a discounted Obligation or principal plus interest of an interest-at-maturity Obligation to the party entitled thereto, and to debit the Issuer’s account with the Bank (Account No. S99219.1) for such amount under advice to the Issuer at the address specified in Section 16 hereof.

The Bank shall have no obligation to pay, at maturity, the amount referred to in this Section 8 unless sufficient funds have been received by the Bank in collected funds. All interest and/or maturity payments when due, shall be made to the Issuer’s account with the Bank (Account No. S99219.1) in immediately available funds by 2:00 p.m. New York time on the payment date, to ensure obligations under this Agreement have been met.

In the event that the funds to be transmitted in payment of the Obligations are not received by 2:45 p.m. (New York time) on the maturity date, the Bank reserves the right to initiate a “Refusal to Pay” in accordance with the procedures of DTC.

Section 9.                                          United States Dollars

The Issuer agrees that the Obligations issued or presented hereunder shall be denominated in United States dollars.  The Issuer further agrees that payment of any and all amounts due pursuant to the provisions of this Agreement shall be made solely in United States dollars.

Section 10.                                   MMA System

The Issuer hereby acknowledges that the time-sharing services utilized in connection with MMA are furnished by SS&C Technologies, Inc. (“SS&C”). SS&C has granted permission to the Bank to allow the Bank’s customers to use such time-sharing services and, in consideration for such permission, it is understood and agreed that if the Issuer or another party or person elects to use MMA, such time-sharing services will be supplied “as is” without warranty by SS&C or the Bank.  The Issuer hereby waives any claims it may have against SS&C or the Bank arising out of or in connection with the use of such time-sharing services and acknowledges that MMA is proprietary and confidential property disclosed in confidence and only on the terms and conditions and for the purposes set forth in this Agreement.

By this Agreement, neither the Issuer nor any other person acquires title, ownership or sublicensing rights whatsoever in MMA or in any trade secret, trademark, copyright or patent of the Bank or SS&C, now or to become applicable to MMA.  Neither the Issuer nor any other person may transfer, sub-license, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute MMA for any purpose without the prior written consent of the Bank.

In the event (a) any action is taken or threatened which may result in a disclosure or transfer of MMA or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of the Bank or SS&C by the Bank amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then the Bank or SS&C shall each have the right to take any and all action deemed necessary to protect their rights in MMA, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Issuer’s or any other person’s right to use MMA.

To permit the use of MMA to transmit information and instructions or obtain reports with respect to the Obligations, the Bank will supply the Issuer with an identification number and initial passwords.  From time to time thereafter, the Issuer will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords.  For security purposes, the Issuer should change its passwords frequently (at least once a year).

Information and instructions transmitted over MMA and received by the Bank and accompanied by the Issuer’s identification number and the passwords, shall be deemed conclusive evidence that such instructions and information are correct and complete and that the issuance of the Obligations directed thereby has been duly authorized by the Issuer.

Section 11.                                   Representations and Warranties of Issuer

The Issuer hereby represents and warrants as follows:

(a)                                This Agreement and the Obligations have been duly authorized and this Agreement when executed and the Obligations when issued in accordance with Instructions, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding at equity or in law);

(b)                                This Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, or (ii) result in any violation of (x) the provisions of the Certificate of Incorporation or the By-Laws of the Issuer or (y) to the best knowledge of the Issuer, any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Issuer or any of its properties, in any manner which, in the case of clauses (i) and (ii) (y), would have a material adverse effect on the business of the Issuer and its subsidiaries taken as a whole;

(c)                                  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Issuer or any of its properties is required for the issue and sale of the Obligations, except such as have been, or will have been obtained prior to the issue and sale of the Obligations, and such consents, approvals, authorizations, registrations or qualifications as may be required under “blue sky” or state securities laws in connection with the issue and sale of the Obligations by the Issuer; and

(d)                                 Each Obligation issued under this Agreement will be exempt from registration under the Securities Act of 1933, as amended. Each Instruction by the Issuer to issue Obligations under this Agreement shall be deemed a representation and warranty by the Issuer as of the date thereof that the representations and warranties herein are true and correct as if made on and as of such date.

Section 12.                                   Fees and Expenses

(A)                               The Issuer agrees to pay such compensation for the Bank’s issuing and paying agent services pursuant to this Agreement as agreed to in writing between the Bank and the Issuer, as amended from time to time.

(B)                               The Issuer shall promptly reimburse the Bank upon its request for all reasonable expenses and disbursements incurred by the Bank in connection with its performance under this Agreement (including without limitation the fees and expenses of its agents and counsel).

Section 13.                                   Indemnification

The Issuer agrees that the Bank shall not be liable for any losses, damages, liabilities or costs suffered or incurred by the Issuer as a result of (a) the Bank’s having executed Instructions, (b) the Bank’s improperly executing or failing to execute any Instructions because of unclear Instructions, failure of communications media or systems or any other circumstances beyond the Bank’s control, (c) the actions or inactions of DTC, any Agent or any broker, dealer, consignee or agent not selected by the Bank, or (d) any other acts or omissions of the Bank (or of any of its agents or correspondents) relating to this Agreement or the transactions or activities contemplated hereby except to the extent, if any, that such other acts or omissions constitute gross negligence, bad faith or willful misconduct by the Bank.  The Issuer, in the absence of gross negligence, bad faith or willful misconduct by the Bank, agrees to indemnify the Bank and its directors, officers, employees and agents and hold the same harmless from and against (a) any and all actions, claims (groundless or otherwise), suits, losses, fines and penalties arising out of, in connection with or resulting from the Bank’s having executed any Instructions or otherwise having performed any of its obligations or exercised any of its rights hereunder and (b) any damages, costs, expenses (including reasonable legal fees and disbursements), losses or liabilities relating to any such actions, claims, suits, losses fines or penalties or to any breach of this Agreement by the Issuer.  This Section 13, Indemnification, shall survive any termination of this Agreement and the issuance and payment of any Note(s).

Section 14.                                   Bank’s Rights and Duties

(A)                               The Bank shall act solely as the agent of the Issuer and will not thereby assume any obligations toward or relationship of agency or trust for or with any of the owners of the Obligations other than as may be explicitly set forth herein.

(B)                               The Bank shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by the Bank in the performance of the Bank’s duties under this Agreement, except for its own willful misconduct, bad faith or gross negligence, and the Bank shall not be liable for any action or inaction of any other party (or agent thereof) to this Agreement or any related document.

(C)                               The Bank shall incur no liability in acting upon telephonic, facsimile or other electronic instructions which the Bank believes in good faith to have been given by an Authorized Person, including but not limited to Instructions received in connection with the issuance of Obligations.  In addition, in the event that the Issuer or an Agent currently or in the future utilizes a trading system that produces issuance instructions that do not include signatures or initials, the Bank may conclusively rely upon such instructions absent such signatures or initials.

(D)                               The Bank may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, confirmation, request, direction, consent, report, certificate or other instrument, paper or document authorized by this agreement and believed by the Bank to be genuine, and the Bank need not investigate any statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(E)                                The Bank may perform its duties and exercise its rights under this Agreement either directly or by or through agents, custodians, nominees or attorneys and shall not be liable for the misconduct or negligence or for the supervision of such agents, custodians, nominees or attorneys appointed with due care.

(F)                                 The Bank undertakes to perform such duties and only such duties as are set forth in this Agreement and no implied covenants shall be read into this Agreement against the Bank.

(G)                               The Bank, in its individual or any other capacity, may become the owner or pledgee of an Obligation with the same rights it would have if it were not acting hereunder.

(H)                              Whenever in the administration of this Agreement, the Bank shall deem it necessary that a matter be proved or established prior to acting, suffering or omitting any action hereunder, the Bank may request and shall be entitled to receive a certificate of an Authorized Person and such matter shall be deemed to be conclusively proved and established by such certificate and such certificate shall be full warranty to the Bank for any action taken, suffered or omitted under the provisions of this Agreement in accordance herewith, unless another method is prescribed herein.

(I)                                   The Bank may consult with counsel or other professional advisors, and any advice or written opinion of such counsel or other professional advisors shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Bank, in the absence of bad faith, willful misconduct or gross negligence on its part, in reliance on such advice or opinion.

(J)                                   Any corporation or entity into which the Bank may be merged or with which the Bank may be consolidated, or any corporation or entity resulting from any merger or consolidation to which the Bank shall be a party, or any corporation or entity succeeding to its corporate trust business, shall succeed to all of its rights, obligations and immunities hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(K)                              The Bank shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to liability (financial or otherwise) in the performance of its duties hereunder.  Further, the Bank shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not in its reasonable opinion assured to it.

(L)                                In no event shall the Bank be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

(M)                            Except as ordered by a court of competent jurisdiction or as required by law or applicable regulations or as instructed by the Issuer, the Bank shall deem and treat the registered owner of each Obligation of the type specified in clause (a) of Section 1 and the bearer of each Obligation of the type specified in clause (b) of Section 1 as the absolute owner thereof (whether or not such

Obligation shall be overdue and notwithstanding any notice of ownership or writing thereon) for the purpose of making payments and for all other purposes.

(N)                               On behalf of and at the written request and expense of the Issuer, the Bank shall cause to be delivered to DTC all notices required to be given by the Issuer to the holders of Obligations provided that the Issuer shall provide signed copies of such notices to the Bank not later than two (2) Business Days (or such longer period as the Bank shall reasonably require) prior to the date of delivery.

(O)                               The Bank shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Agreement or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to any collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of any collateral.

(P)                                 The Bank makes no representation as to and shall have no responsibility for the correctness of any statement of another party contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement or the sufficiency or effectiveness of any security afforded this Agreement or as to or for the validity or collectability of any obligation contemplated by this Agreement.

(Q)                               The Bank shall not be liable for failing to comply with its obligations under this Agreement or any related document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any party or person which are not received or not received by the time required.

(R)                               Except as otherwise provided herein, nothing herein shall be construed to impose an obligation on the part of the Bank to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or other information received from any party or person.

(S)                                 In no event shall the Bank be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Bank’s control, including, but not limited to, a failure, termination, or suspension of, or limitations or restrictions in respect of post-payable adjustments through, a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Bank’s control whether or not of the same class or kind as specified in this Section 14(S); it being understood that the Bank shall use commercially reasonable efforts to resume performance of its obligations hereunder as soon as practicable under the circumstances.

(T)                                In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law” for example section 326 of the USA PATRIOT Act of the United States), the Bank is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Bank.  Accordingly, the Issuer agrees to provide to the Bank upon its reasonable request from time to time such identifying information and documentation as may be available for the Issuer in order to enable the Bank to comply with Applicable Law.

Section 15.                                   Termination

Either the Bank or the Issuer may terminate this Agreement at any time by not less than ten (10) days’ prior written notice to the other.  No such termination shall affect the rights and obligations of the Issuer and the Bank which have accrued under this Agreement prior to termination.

Section 16.                                   Addresses

Instructions hereunder shall be (a) mailed, (b) telephoned, (c) transmitted by facsimile device, to the Bank at the address, telephone number, and/or facsimile number specified below and shall be deemed delivered upon actual receipt by the Bank’s money market instruments operations at the address, telephone number, and/or facsimile number specified below.

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

MS NYC 60-1605

New York, New York 10005

Attention:	Corporate Trust and Agency - Commercial Paper Department
Facsimile No.:	(212) 553-2463
E-mail:	abcp.admin@db.com
Attention:	James Bowden
Tel. No.:	(212) 250-2488
E-mail:	james.bowden@db.com

All notices, requests, demands and other communications hereunder (excluding Instructions) shall be in writing and shall be deemed to have been duly given (a) upon delivery by hand (against receipt), or (b) by United States Post Office registered mail (against receipt) or by regular mail (upon receipt) to the party and at the address set forth below or at such other address as either party may designate by written notice:

(a)                                ISSUER:

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Attention: Treasurer

Tel. No.: (651) 250-2938

With a copy to:

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Attention: General Counsel

(b)                                 BANK:

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

MS NYC 60-1605

New York, New York 10005

Attention:	Corporate Trust and Agency - Commercial Paper Department
Facsimile No.:	(212) 553-2463
E-mail:	abcp.admin@db.com

Attention:	James Bowden
Tel. No.:	(212) 250-2488
E-mail:	james.bowden@db.com

Section 17.                                   Miscellaneous

(A)                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND AS APPLICABLE, OPERATING CIRCULARS OF THE FEDERAL RESERVE BANK, FEDERAL LAWS AND REGULATIONS AS AMENDED, NEW YORK CLEARING HOUSE RULES, THE DTC RULES, AND GENERAL COMMERCIAL BANK PRACTICES APPLICABLE TO COMMERCIAL PAPER AND CERTIFICATE OF DEPOSIT ISSUANCE AND PAYMENT, FUNDS TRANSFER AND RELATED ACTIVITIES.

(B)                               SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND ANY CLAIM THAT ANY PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(C)                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (B) IN

ANY WAY IN CONNECTION WITH OR PERTAINING TO OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

(D)                               Assignment; Amendment.  Neither this Agreement nor any right or obligation created hereunder may be transferred, assigned, pledged or hypothecated by Issuer, other than by operation of law or with the written consent of the Bank.  This Agreement may not be modified, or amended or supplemented except by a writing or writings duly executed by the duly authorized representatives of the Issuer and the Bank.  The Bank may, but shall not be obligated to, enter into any such amendment which adversely affects the Bank’s own rights, duties, immunities or indemnities under this Agreement or any document contemplated hereby to which the Bank is a party.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(E)                                This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof.  All prior agreements, understandings, representations, statements, promises, inducements, negotiations and undertakings and all existing contracts previously executed between parties with respect to said subject matter are superseded hereby.

(F)                                 With respect to all references herein to nouns, insofar as the context requires, singular form shall be deemed to include the plural, and the plural form shall be deemed to include the singular.

(G)                               Accounts.  The various accounts referenced herein shall be segregated non-interest bearing trust accounts.

(H)                              Counterparts.  This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

(I)                                   Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

(J)                                   Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

[Signature Pages Follow]

Agreed to and Accepted by:

ECOLAB INC.,

as Issuer

/s/Ching-Meng Chew
Authorized Officer’s Signature
Name:	Ching-Meng Chew
Title:	Vice President and Treasurer
Date:	September 17, 2014

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Bank

/s/Rajesh Rampersaud		/s/Michelle Lee
Authorized Officer’s Signature		Authorized Officer’s Signature
Name:	Rajesh Rampersaud	Name:	Michelle Lee
Title:	Assistant Vice President	Title:	Vice President
Date:	9/17/2014	Date:	9/17/14

List of Exhibits

Exhibit A DTC Master Note

Exhibit B Certified Board Resolutions

Exhibit C Certificate of Incumbency

Exhibit D Authorized Persons

Exhibit E DTC Certificate Agreement

Exhibit F DTC Letter of Representations

SCHEDULE I Outstanding Notes